Exhibit 99.1


FOR IMMEDIATE RELEASE                  Contact:    William C. McCartney
---------------------                              Chief Financial Officer

                                                   Telephone:    (978) 688-1811
                                                   Fax:          (978) 688-2976

           WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER 2005 RESULTS

        North Andover, MA...May 3, 2005. Watts Water Technologies, Inc. (NYSE Symbol "WTS") today announced results for the first quarter ended April 3, 2005. Sales for the first quarter ended April 3, 2005 were $219,027,000, an increase of $33,019,000, or 18%, from the first quarter ended March 28, 2004. Net income for the first quarter ended April 3, 2005, was $12,358,000, or $0.37 per share, which includes a net loss from discontinued operations of $39,000. Income from continuing operations increased $1,402,000, or 13%, for the first quarter ended April 3, 2005, to $12,397,000, or $0.37 per share, compared to income from continuing operations for the first quarter ended March 28, 2004 of $10,995,000, or $0.34 per share.

        Restructuring costs, net of tax, incurred in the first quarters of 2005 and 2004 were $496,000, or $0.02 per share, and $724,000, or $0.02 per share, respectively.

        Patrick S. O'Keefe, Chief Executive Officer, commented, "Our overall increase in sales was achieved by internal growth, contributions from acquired companies and the change in foreign exchange rates. Our internal growth contributed $20,104,000 of the increase in sales in the first quarter ended April 3, 2005 over the first quarter ended March 28, 2004. Our acquisitions contributed $9,303,000 of sales for the first quarter ended April 3, 2005 over the first quarter ended March 28, 2004. This acquired growth was attributable to the January 2005 acquisitions of HF Scientific, Inc. and Sea Tech, Inc., the May 2004 acquisition of Orion Enterprises, Inc. and the April 2004 acquisition of TEAM Precision Pipework, Ltd. The change in foreign exchange rates for the first quarter ended April 3, 2005 increased our sales by $3,612,000 over the first quarter ended March 28, 2004 due primarily to the strengthening of the euro versus the U.S. dollar.

        "Our North American segment increased sales for the first quarter ended April 3, 2005 by 22% to $147,477,000 compared to $120,982,000 for the first quarter ended March 28, 2004. This increase in North American sales was achieved through internal sales growth of $19,245,000, the inclusion of sales from the acquisitions of HF Scientific, Inc., Sea Tech, Inc. and Orion Enterprises, Inc. totaling $6,500,000, and $750,000 due to favorable foreign exchange rates associated with the strengthening of the Canadian dollar versus the U.S. dollar."

        "Internal sales growth in the North American wholesale market for the first quarter ended April 3, 2005 increased 14% over the first quarter ended March 28, 2004. This increase was led by increased sales of backflow prevention units, as well as strength in our plumbing and under-floor radiant heating product lines. Our internal sales growth in the North American home improvement retail market increased 22% for the first quarter ended April 3, 2005 over the first quarter ended March 28, 2004. This increase was led by new product introductions including pre-soldered copper fittings, hot water re-circulation pumps and hot water heater connector kits."

        "We derived 30% of our total sales for the first quarter ended April 3, 2005 from Europe compared to 32% in the first quarter ended March 28, 2004. Sales in Europe for the first quarter ended April 3, 2005 increased $6,401,000, or 11% to $66,434,000, compared to the first quarter ended March 28, 2004. This increase is due to the favorable foreign exchange rates associated with the strengthening of the euro versus the U.S. dollar, which accounted for $2,862,000, the inclusion of the sales from the TEAM Precision Pipework, Ltd. acquisition of $2,803,000 and internal sales growth of $736,000. The appreciation of the euro also had a positive impact on European income of $0.01 per share in the first quarter ended April 3, 2005, compared with a $0.02 per share effect for the first quarter ended March 28, 2004."

        "Sales in China increased 2% to $5,116,000 for the quarter ended April 3, 2005 from $4,993,000 for the quarter ended March 28, 2004. The improvement in earnings from Chinese operations over last year was primarily due to the increased production levels and lower scrap expenses."

        "We continue with the consolidation of our manufacturing plants in North America and Europe while continuing to expand our manufacturing capacity in China and other areas of the world in an effort to lower our cost of manufacturing. For the first quarter ended April 3, 2005 we recorded a pre-tax charge of approximately $774,000, which was comprised of $412,000 recorded in cost of sales primarily for accelerated depreciation for both the expected closure of a U.S. manufacturing plant and a reduction in the estimated useful lives of certain manufacturing equipment and $362,000 recorded in selling, general and administrative expenses for severance costs related to European restructuring. This compares to $1,177,000 recorded in cost of goods sold in the first quarter ended March 28, 2004 for accelerated depreciation for both the expected closure of a U.S. manufacturing plant and a reduction in the estimated useful lives of certain manufacturing equipment.

        "We also incurred incremental pretax charges in the first quarter of 2005 including $709,000 for an acquisition earn-out being treated as compensation expense and costs related to compliance with Sarbanes-Oxley requirements of approximately $1,200,000."

        On January 5, 2005, the Company acquired 100% of the outstanding stock of HF Scientific, Inc., located in Fort Myers, Florida for approximately $7,000,000 in cash plus $800,000 in assumed debt. HF Scientific manufactures and distributes a line of instrumentation equipment, test kits and chemical reagents used for monitoring water quality in a variety of applications.

        On January 4, 2005, the Company acquired substantially all of the assets of Sea Tech, Inc. located in Wilmington, North Carolina for approximately $10,000,000 in cash. Sea Tech provides cost effective solutions for fluidic connection needs. Sea Tech offers a wide range of standard and custom quick connect fittings, valves and manifolds and pex tubing designed to address specific customer requirements.

        On May 21, 2004, a wholly-owned subsidiary of the Company acquired 100% of the outstanding stock of McCoy Enterprises, Inc., which was subsequently renamed Orion Enterprises, Inc. (Orion), located in Kansas City, Kansas, for approximately $27,900,000 in cash. Orion distributes its products under the brand names of Orion, Flo Safe and Laboratory Enterprises. Orion's product lines include a complete line of acid resistant waste disposal products, double containment piping systems, as well as a line of high purity pipes, fittings and faucets.

        On April 16, 2004, a wholly-owned subsidiary of the Company acquired 90% of the stock of TEAM Precision Pipework, Ltd. (TEAM), located in Ammanford, West Wales, United Kingdom for approximately $17,200,000 in cash subject to final adjustments, if any, as stipulated in the purchase and sale agreement. TEAM custom designs and manufactures manipulated pipe and hose tubing assemblies, which are utilized in the heating ventilation and air conditioning markets. TEAM is a supplier to major original equipment manufacturers of air conditioning systems and several of the major European automotive air conditioning manufacturers.

        On March 29, 2004, a wholly-owned subsidiary of the Company acquired the 40% equity interest in Taizhou Shida Plumbing Manufacturing Co., Ltd. (Shida), that had been held by the Company's former joint venture partner for approximately $3,000,000 in cash and the payment of $3,500,000 in connection with a know-how transfer and non-compete agreement. As of April 3, 2005 the Company had paid $5,750,000 in cash. The Company now owns 100% of Shida. The Company had made prior investments in 2003 and 2002 totaling $8,000,000 in cash for its initial 60% interest. Shida is a manufacturer of a variety of plumbing products sold both into the Chinese domestic market and export markets.

        This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, diversion of management's attention and costs associated with efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002, failure to meet the requirements under
Section 404 of the Sarbanes-Oxley Act of 2002, identification and disclosure of material weaknesses in our internal controls over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

        Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2005 on Wednesday, May 4, 2005, at 2:00 p.m. Eastern Time. The press release and the live web cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 4, 2006.

        Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                       First Quarter Ended
                                                      ---------------------
                                                       April 3,    March 28,
                                                         2005        2004
                                                      ---------    --------
     STATEMENTS OF INCOME

     Net sales                                        $ 219,027    $186,008

     Income from continuing operations                $  12,397    $ 10,995
     Income (loss) from discontinued operations             (39)          6
                                                      ---------    --------
     Net income                                       $  12,358    $ 11,001
                                                      =========    ========

     DILUTED EARNINGS PER SHARE

     Weighted Average Number of Common
     Shares & Equivalents                                33,032      32,549

     Earnings per Share:
          Continuing operations                       $    0.37    $   0.34
          Discontinued operations                            --          --
                                                      ---------    --------
          Net income                                  $    0.37    $   0.34
                                                      =========    ========

     Cash dividends per share                         $    0.08    $   0.07

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                                April 3,     December 31,
ASSETS                                                                            2005           2004
                                                                              -----------    -----------
CURRENT ASSETS:
     Cash and cash equivalents ............................................   $    61,532    $    65,913
     Investment securities ................................................            --         26,600
     Trade accounts receivable, less allowance for doubtful accounts of
        $7,319 at April 3, 2005 and $7,551 at December 31, 2004 ...........       156,675        150,073
     Inventories, net:
        Raw materials .....................................................        55,778         53,942
        Work in process ...................................................        28,637         28,020
        Finished goods ....................................................       128,319        121,082
                                                                              -----------    -----------
           Total Inventories ..............................................       212,734        203,044
     Prepaid expenses and other assets ....................................        15,317         14,359
     Deferred income taxes ................................................        27,809         27,463
     Assets of discontinued operations ....................................         8,644         10,227
                                                                              -----------    -----------
        Total Current Assets ..............................................       482,711        497,679
                                                                              -----------    -----------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost ...............................       322,709        321,655
     Accumulated depreciation .............................................      (174,698)      (170,966)
                                                                              -----------    -----------
     Property, plant and equipment, net ...................................       148,011        150,689
                                                                              -----------    -----------
OTHER ASSETS:
     Goodwill .............................................................       234,039        226,178
     Other ................................................................        54,120         49,702
                                                                              -----------    -----------
TOTAL ASSETS ..............................................................   $   918,881    $   924,248
                                                                              ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable .....................................................   $    72,071    $    73,606
     Accrued expenses and other liabilities ...............................        63,051         64,604
     Accrued compensation and benefits ....................................        25,638         29,679
     Current portion of long-term debt ....................................         5,542          4,981
     Liabilities of discontinued operations ...............................        23,456         24,303
                                                                              -----------    -----------
        Total Current Liabilities .........................................       189,758        197,173
                                                                              -----------    -----------
LONG-TERM DEBT, NET OF CURRENT PORTION ....................................       178,983        180,562
DEFERRED INCOME TAXES .....................................................        20,476         19,578
OTHER NONCURRENT LIABILITIES ..............................................        25,558         26,632
MINORITY INTEREST .........................................................         7,544          7,515
STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding ...................................            --             --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 25,091,676 shares at
        April 3, 2005 and 25,049,338 shares at December 31, 2004 ..........         2,509          2,505
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,343,880 shares at
        April 3, 2005 and at December 31, 2004 ............................           734            734
     Additional paid-in capital ...........................................       142,082        140,172
     Retained earnings ....................................................       333,884        324,145
     Deferred compensation ................................................        (2,380)        (1,386)
     Accumulated other comprehensive income ...............................        19,733         26,618
                                                                              -----------    -----------
        Total Stockholders' Equity ........................................       496,562        492,788
                                                                              -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................   $   918,881    $   924,248
                                                                              ===========    ===========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                  First Quarter Ended
                                                                ----------------------
                                                                 April 3,    March 28,
                                                                   2005        2004
                                                                ---------    ---------
Net sales ...................................................   $ 219,027    $ 186,008
Cost of goods sold ..........................................     141,649      121,096
                                                                ---------    ---------
     GROSS PROFIT ...........................................      77,378       64,912
Selling, general & administrative expenses ..................      55,706       45,134
Restructuring ...............................................         362           --
                                                                ---------    ---------
     OPERATING INCOME .......................................      21,310       19,778
                                                                ---------    ---------
Other (income) expense:
     Interest income ........................................        (309)        (302)
     Interest expense .......................................       2,521        2,544
     Minority interest ......................................          65          175
     Other ..................................................         (87)        (164)
                                                                ---------    ---------
                                                                    2,190        2,253
                                                                ---------    ---------
     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES...      19,120       17,525
Provision for income taxes ..................................       6,723        6,530
                                                                ---------    ---------
     INCOME  FROM CONTINUING OPERATIONS .....................      12,397       10,995
Income (loss) from discontinued operations, net of taxes ....         (39)           6
                                                                ---------    ---------
     NET INCOME .............................................   $  12,358    $  11,001
                                                                =========    =========

BASIC EPS
Income per share:
     Continuing operations ..................................   $    0.38    $    0.34
     Discontinued operations ................................          --           --
                                                                ---------    ---------
     NET INCOME .............................................   $    0.38    $    0.34
                                                                =========    =========
Weighted average number of shares ...........................      32,408       32,136
                                                                =========    =========

DILUTED EPS
Income per share:
     Continuing operations ..................................   $    0.37    $    0.34
     Discontinued operations ................................          --           --
                                                                ---------    ---------
     NET INCOME .............................................   $    0.37    $    0.34
                                                                =========    =========
Weighted average number of shares ...........................      33,032       32,549
                                                                =========    =========

      Dividends per share ...................................   $    0.08    $    0.07
                                                                =========    =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                                 Net Sales

                                            First Quarter Ended
                                          ----------------------
                                           April 3,     March 28,
                                             2005         2004
                                          ---------    ---------

                  North America           $ 147,477    $ 120,982
                  Europe                     66,434       60,033
                  China                       5,116        4,993
                                          ---------    ---------
                  Total                   $ 219,027    $ 186,008
                                          =========    =========

                                             Operating Income

                                            First Quarter Ended
                                          ----------------------
                                           April 3,    March 28,
                                             2005         2004
                                          ---------    ---------

                  North America           $  18,446    $  16,434
                  Europe                      7,493        7,445
                  China                         545         (458)
                  Corporate                  (5,174)      (3,643)
                                          ---------    ---------
                  Total                   $  21,310    $  19,778
                                          =========    =========